Exhibit 99.1
NEWS RELEASE
UROPLASTY, INC. ANNOUNCES RESIGNATION
OF SAM B. HUMPHRIES
AS PRESIDENT AND CHIEF EXECUTIVE OFFICER
DANIEL G. HOLMAN TO SERVE AS
INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER
     MINNEAPOLIS, MN, April 26, 2006 — Uroplasty, Inc. (AMEX: UPI) announced the resignation of Sam B. Humphries as President and Chief Executive Officer, effective today. Mr. Humphries will continue to serve on the company’s board. Daniel G. Holman, Chairman, will act as interim President and Chief Executive Officer during the company’s search for a new President and Chief Executive Officer.
     Commenting on Mr. Humphries’ resignation, Mr. Holman said, “We are disappointed to have Sam leave us at this juncture for his new position as President and Chief Executive Officer at HealthTronics, Inc. Under Sam’s leadership, we assembled a world-class set of technologies to address the debilitating effects of overactive bladder and urinary and fecal incontinence. We also hired key executives and managers to execute our business plans. I look forward to leading a search for a successor to continue to build upon the tremendous progress we have made.”
     Mr. Humphries noted, “I am proud to have been part of the Uroplasty senior team and am pleased that we accomplished so much during my tenure as President and CEO.” He continued, “While it is difficult to depart, I leave knowing that the company is in the capable hands of an experienced management team and board.”
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     Uroplasty, Inc., headquartered in Minneapolis, Minnesota, with wholly-owned subsidiaries in The Netherlands, is a medical device company that develops, manufactures and markets innovative, proprietary products for the treatment of voiding dysfunctions, including urinary and fecal incontinence, overactive bladder and vesicoureteral reflux.
     Uroplasty’s Urgent® PC Neuromodulation System is a proprietary, minimally invasive nerve stimulation device designed for office-based treatment of overactive bladder symptoms of urge incontinence, urinary urgency and urinary frequency. Application of neuromodulation therapy targets specific nerve tissue and disrupts the signals that lead to the symptoms of overactive bladder. Uroplasty sells the Urgent PC system in the United States, in Canada and in countries recognizing the CE mark.
     The I-STOP™ Mid-Urethral Sling is a biocompatible, tension-free sling used to treat female stress urinary incontinence. The I-STOP sling provides a hammock-like support for the urethra to prevent urine leakage associated with activities such as coughing, laughing, lifting or jumping. Uroplasty sells the I-STOP Sling in the United States and in the United Kingdom.
     Macroplastique® Implants, Uroplasty’s patented soft tissue bulking agent, is used to treat both female and male urinary incontinence and to treat vesicoureteral reflux in children. When Macroplastique is injected into tissue, it stabilizes and “bulks” the tissue, providing the surrounding muscles with increased capability to control the flow of urine. Additionally, Uroplasty markets soft tissue bulking agents for specific indications such as PTQ™ Implants for the treatment of fecal incontinence, VOX® Implants for the treatment of vocal cord rehabilitation and Bioplastique® for augmentation or restoration of soft tissue defects in plastic surgery indications. Uroplasty’s bulking products are sold outside the United States.
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions, which indicate future events and trends, identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the effect of government regulation, including when and if we receive approval for marketing products in the United States; the impact of international currency fluctuations on our cash flows and operating results; the impact of technological innovation and competition; acceptance of our products by physicians and patients; our historical reliance on a single product for most of our current sales; our ability to commercialize our recently licensed product lines; our intellectual property and the ability to prevent competitors from infringing our rights; the ability to receive third party reimbursement for our products; the results of clinical trials; our continued losses and the need to raise additional capital in the future; our ability to manage our international operations; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; future changes in applicable accounting rules; and volatility in our stock price. We cannot assure when we will successfully attract and hire a replacement President and Chief Executive Officer, nor can we assure that the hiring of this individual will positively impact our revenues, profits, cash position or stock price.
     FOR FURTHER INFORMATION: visit Uroplasty’s web page at www.uroplasty.com or contact Daniel Holman at the contact information below.
UROPLASTY, INC.
Daniel G. Holman, Interim President / CEO
2718 Summer Street N.E.
Minneapolis, MN 55413-2820
Tel: 612-378-1180
Fax: 612-378-2027
E-mail: danielh@uroplasty.com